Exhibit 99.2

For immediate release

MILLER ENERGY RESOURCES, INC. PRICES NEW OFFERING OF

ITS SERIES C PREFERRED STOCK

KNOXVILLE, Tenn. – (February 12, 2013) – Miller Energy Resources, Inc. (NYSE: MILL) (the “Company”) announced today that it has priced an underwritten public offering of its 10.75% Series C Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) (the “Series C Preferred Stock”) at a public offering price of $22.90per share. The Series C Preferred Stock is currently traded on the NYSE under the ticker symbol MILLprC.

Gross proceeds to the Company are expected to be approximately $14.3million. Closing of the offering is scheduled for February 15, 2013, subject to customary closing conditions. The Company intends to use the net proceeds, if any, from the offering for general corporate purposes. The Company is filing a supplemental listing application to list theseshares of Series C Preferred Stock on the New York Stock Exchange. MLV & Co. LLC is acting as Sole Book-Running Manager for the offering. Maxim Group LLC,National Securities Corporation, Aegis Capital Corp. andWilliams Financial Group are acting as Co-Managers.

The offering is being made pursuant to the Company’s existing effective shelf registration statement, previously filed with the Securities and Exchange Commission (“SEC”). A final prospectus supplement relating to the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The offering of these securities will be made only by means of a prospectus and related prospectus supplement, when available. Before you invest, you should read the prospectus in the registration statement and related prospectus supplements and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the prospectus and accompanying preliminary prospectus supplement relating to these securities may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by written request to Miller Energy Resources, Inc., 9721 Cogdill Road, Suite 302, Knoxville, TN 37932. Alternatively, you may obtain these documents by contacting the underwriters at MLV & Co. LLC, 1251 Avenue of the Americas, New York, NY 10020, Attention: Randy Billhardt, Email: rbillhardt@mlvco.com; Telephone: (212) 542-5882.

About Miller Energy Resources

Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee’s Appalachian Basin including the Mississippian Lime and Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to,the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices;its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability;the imprecise nature of its reserve estimates;drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production;differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time;cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2012. Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

MZ Group

Derek Gradwell

SVP, Natural Resources

Phone: 949-259-4995

Email: dgradwell@mzgroup.us

Web: www.mzgroup.com